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                                                                    EXHIBIT 23.1

                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]

                               February 29, 1996



Enron Oil & Gas Company
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         We hereby consent to the references to our firm and to our opinions delivered to Enron Oil & Gas Company, hereinafter referred to as the "Company," relating to our comparison of estimates prepared by us to those furnished to us by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company as expressed in our letter reports dated January 27, 1994, January 13, 1995, and January 22, 1996, for estimates as of January 1, 1994, January 1, 1995, and December 31, 1995, respectively, to be included in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, to be filed with the Securities and Exchange Commission on or about March 5, 1996. We also consent to the inclusion of our letter report, dated January 22, 1996, addressed to the Company as Exhibit (23.2) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, to be filed with the Securities and Exchange Commission. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions included in the Company's Form 10-K in the Company's previously filed Registration Statement nos. 33-42620, 33-52201, 33-58103, and 33-62005.


                                        Very truly yours,

                                        /s/ DEGOLYER AND MACNAUGHTON

                                        DeGOLYER and MacNAUGHTON